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                                                                    EXHIBIT 99.1






















                                       6
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                    [ARLINGTON HOSPITALITY, INC. LETTERHEAD]

For Immediate Release
CONTACT:                                              MEDIA CONTACT:
James B. Dale, Chief Financial Officer                Jerry Daly or Carol McCune
847-228-5401 x 361                                    703-435-6293
jimdale@arlingtonhospitality.com                      jerry@dalygray.com



            ARLINGTON HOSPITALITY, INC. ANNOUNCES AUGUST 2004 RESULTS

    ALSO ANNOUNCES SALE OF FOUR HOTELS, CLOSING OF FINANCING FOR NEW HOTEL IN
                                  LANSING, MI



         ARLINGTON HEIGHTS, Ill., September 17, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced August 2004 same-room operating results for the AmeriHost Inn hotels in which the company has an ownership interest, and the sale of four hotels. In addition, a joint venture in which the company is a partner announced the closing of the financing for the construction of a new 82-room AmeriHost Inn & Suites hotel in Lansing, Mich.

AUGUST RESULTS

         Same-room revenue per available room (RevPAR) in August 2004 decreased
4.9 percent to $38.33, compared to August 2003. Occupancy decreased 4.8 percent to 63.5 percent, while average daily rate (ADR) decreased 0.2 percent to $60.34. The August 2004 same-room results include 48 AmeriHost Inn hotels, which have been opened for at least 13 months. The primary reason for the decrease in RevPAR was the timing of the Labor Day holiday weekend. In 2003, this holiday weekend was in August, and in 2004, this weekend was in September.

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Arlington Hospitality
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
                              One Month  Two Months  Eight Months  Twelve Months
                                Ended       Ended        Ended         Ended
                              August 31   August 31    August 31     August 31
                              ---------   ---------    ---------     ---------
Occupancy -- 2004                 63.5%       65.5%        57.7%         56.0%
Occupancy -- 2003                 66.7%       67.3%        57.2%         55.7%
Increase (decrease)              (4.8%)      (2.7%)        0.9%          0.5%

Average Daily Rate -- 2004       $60.34      $60.31       $57.59        $57.35
Average Daily Rate -- 2003       $60.45      $59.67       $57.07        $56.92
Increase (decrease)               (0.2%)       1.1%         0.9%          0.8%

RevPAR -- 2004                   $38.33      $39.51       $33.22        $32.12
RevPAR -- 2003                   $40.33      $40.17       $32.66        $31.68
Increase (decrease)               (4.9%)      (1.6%)        2.2%          1.7%


         According to Smith Travel Research, preliminary results for August 2004 indicate that RevPAR for the midscale without food and beverage segment of the lodging industry was flat to an increase of 2 percent, compared to August 2003. Most of the company's hotels are concentrated in the Midwest, including Ohio, Michigan and Illinois, where the lodging industry is recovering at a much slower rate than the rest of the country, according to Smith Travel Research.

SALES ACTIVITY

         The company sold two wholly owned AmeriHost Inn hotels in August 2004, and one wholly owned non-AmeriHost Inn hotel thus far in September 2004. The revenue and profit/loss from the sale of hotels, as well as the reduction of debt, will be reported in the company's financial statements during the quarter in which the sale transactions close. In addition, one leased AmeriHost Inn hotel was sold by the landlord during August 2004. The lease for this hotel was simultaneously terminated upon the closing of the sale.

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Arlington Hospitality
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         Year to date, including these sales, the company has sold eight wholly owned AmeriHost Inn hotels, sold two wholly owned non-AmeriHost Inn hotels, facilitated the sale of one non-AmeriHost Inn hotel owned by a joint venture, and facilitated the sale of one leased AmeriHost Inn hotel on behalf of the landlord.

         The company recently has added two assets to its strategic plan for hotel disposition, including an investment in a non-AmeriHost Inn hotel joint venture and a vacant land parcel, and has received offers to purchase these assets. If consummated, the company anticipates generating net cash proceeds from the sale of these two assets. However, the company anticipates recognizing non-cash impairment charges of approximately $294,000 during the third quarter of 2004 related to these two potential sales. Today, the company will file a report on Form 8-K with the Securities & Exchange Commission, providing an update as to the status of the company's plan for hotel disposition, including more details on these two contemplated transactions and the related non-cash impairment charges.

         The company currently has five hotels under contract for sale, which are expected to be consummated within the next six months. When the company has hotels under contract for sale, even with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated.

HOTEL DEVELOPMENT ACTIVITY

         Arlington Hospitality also provides turnkey hotel development services for new construction hotel projects, including AmeriHost Inn hotels. A joint venture in which the company has an ownership interest, has contracted the company to develop and build an

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Arlington Hospitality
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AmeriHost Inn & Suites hotel in Lansing, Mich. Recently, the joint venture closed on the debt and equity financing for this project, and the company anticipates commencing construction on this hotel within the next two to three weeks. The Lansing, Mich. market is representative of the type of larger market on which the company intends to focus its new hotel development efforts, compared to its historical AmeriHost Inn development projects. This hotel will contain 82 rooms, which is approximately 35 percent larger than most of the company's existing AmeriHost Inn hotels, and will also contain more public space, including a breakfast room, a business center, and an expanded meeting room. This new prototype is representative of the type of hotel the company intends to develop in the larger markets.

         The company has several other projects in the pre-construction development stage. The sales and development activities set forth above do not represent guidance on, or forecasts of, the results of the company's entire consolidated operations, which are reported on a quarterly basis.

         For more information regarding Arlington's hotels for sale and development opportunities either on a joint venture or turnkey basis, contact Stephen Miller, Senior Vice President -- Real Estate and Business Development via email at stevem@arlingtonhospitality.com, or by telephone at (847) 228-5401, ext. 312.

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 105-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently,

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Arlington Hospitality
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Arlington Hospitality, Inc. owns or manages 53 properties in 15 states, including 49 AmeriHost Inn hotels, for a total of 3,836 rooms, with additional AmeriHost Inn & Suites hotels under development.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-K for the year ended December 31, 2003, report on Form 10-Q for the three months ended March 31, 2004, and report on Form 10-Q for the three and six months ended June 30, 2004, under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors."